Exhibit 99 - Form 3 Joint Filer Information
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Name: Steven A. Cohen

Address: 72 Cummings Point Road, Stamford CT 06902

Designated Filer: Sigma Capital Management, LLC

Issuer & Ticker Symbol: Foamex International Inc. ("FMXIQ")

Date of Event Requiring Statement: October 13, 2006